                                   EXHIBIT 2.

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 30th day of April, 1997, by and between PH GROUP INC., an Ohio corporation ("Buyer"), and ST. LAWRENCE PRESS COMPANY, INC., a Michigan corporation ("Seller"). Capitalized terms are defined when used herein or in
Section 10.

                                    PREAMBLE:

         WHEREAS, Seller is engaged in the business (the "Business") of the production, development and sale of various multi-ton hydraulic, compression molding and deep draw presses at the Facility; and

         WHEREAS, Buyer wishes to purchase and Seller wishes to sell certain assets relating to the Business.

         NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                     TERMS:

         SECTION 1.  PURCHASE AND SALE OF ASSETS.

                  1.1. ACQUIRED ASSETS. Subject to the terms and conditions contained herein, Seller hereby agrees to sell, transfer, convey and assign to Buyer, and Buyer hereby agrees to purchase from Seller, on and as of the Closing Date, the following properties and assets of Seller and all of the rights of Seller in, to and under such properties and assets (the "Acquired Assets") free and clear of any and all Liens:

                           1.1.1. All stock inventory and component inventory
(i.e., raw materials and components) located at, or in transit to, or on order for delivery to, the Facility as of the Closing Date and related to the Business (the "Inventory"), including (without limitation) those items described on
Schedule 1.1.1 but excluding "Obsolete Inventory";

                           1.1.2. Certain manufacturing equipment related to the
Business and owned or leased by Seller that is selected by Buyer and approved by Seller as described on Schedule 1.1.2 (the "Equipment");

                           1.1.3. Certain furniture, fixtures, furnishings,
office equipment, computers, leasehold improvements and tangible personal property selected by Buyer and approved by Seller as described on Schedule 1.1.3 (the "Personal Property");

                           1.1.4. All patents, inventions, trademarks, trade
names, copyrights, service names, engineering processes, engineering drawings, blueprints, bills of material, manufacturing processes ("routers"), know-how, drawings, technology, product development information, trade secrets and other proprietary information relating to the Business;

                           1.1.5. All permits, licenses, orders, authorizations
and approvals of all federal, state and local governmental or regulatory bodies (to the extent Buyer would be required to obtain them and to the extent Seller has them and they are transferable readily) and any quality certifications or vendor certifications of or relating to the Business (the "Permits"), to the extent the same are transferable, including (without limitation) those listed on
Schedule 1.1.5;


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
                           1.1.6. All books, records (other than employee and
personnel records), purchase orders, correspondence, active and inactive customer files and lists, close out information on all previously sold presses, computer software, catalog and advertising materials and similar intangible assets related to the continued operation of the Business;

                           1.1.7. The benefit of any Contractual Obligations
related to the Business, including without limitation all purchase orders or contracts to build presses listed on Schedule 1.1.7 (the "Assumed Orders") and those other Contractual Obligations listed on the Schedule of Contracts (collectively the "Assumed Contracts") and described on Schedule 1.1.7, to the extent the same are transferable;

                           1.1.8. All goodwill of the Business and all rights of
Seller in and to the names "St. Lawrence Press Company, Inc." and "St. Lawrence Press" as they relate to the Business or Eligible Product and any marks or logos associated with such names;

                           1.1.9. All prepaid items, deposits, unbilled costs
and fees paid by Seller listed on Schedule 1.1.19 and paid for by Buyer at the Closing (the "Prepaids");

                           1.1.10. Except to the extent relating to Retained
Assets or as otherwise may be provided herein, all rights or choses in action arising out of occurrences before or after the Closing Date, including (without limitation) all insurance claims and all rights under express or implied warranties relating to the Acquired Assets; and

                           1.1.11. The benefit of any outstanding quotes by
Seller (the "Outstanding Quotes"), including, without limitation those listed on
Schedule 1.1.11.

                  1.2. RETAINED ASSETS. Notwithstanding the foregoing, the following assets of Seller (the "Retained Assets") shall be retained by Seller and no such items shall be included in the Acquired Assets:

                           1.2.1. All tangible assets listed on Schedule 1.2.1;

                           1.2.2. All cash or cash equivalents in transit, in
hand or in bank accounts and all accounts, notes and other receivables, except Prepaids;

                           1.2.3. All real property related to or used in
connection with the Business including the real property located on the corner of Taylor and Inkster in Romulus, Michigan;

                           1.2.4. The books of account (except as they relate to
the Acquired Assets), corporate seals, certificates of incorporation, minute books, stock books, tax returns, or other constituent records relating to the corporate organization of Seller;

                           1.2.5. All work in progress (the "Work in Progress"
or "WIP") and all accounts receivable related thereto listed on Schedule 1.2.5;

                           1.2.6. All tax refunds and rebates or refunds
resulting from the cancellation of any insurance policies or any other contracts which are not Assumed Contracts;

                           1.2.7. All assets of St. Lawrence, Inc. whether
located at the Facility or elsewhere;

                           1.2.8. Property belonging to customers or vendors of
Seller, including, but not limited to, tools; and


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
                           1.2.9. All Obsolete Inventory.

                  1.3. ASSUMED LIABILITIES. Subject to the terms and conditions contained herein, Buyer hereby agrees to assume, satisfy, perform and discharge only the following liabilities and obligations of Seller or the Business (the "Assumed Liabilities"):

                           1.3.1. Obligations relating to or arising out of or
incurred in connection with the Assumed Contracts or Outstanding Quotes which accrue and relate to periods, circumstances and events on and after the Closing Date, the incurrence or existence of which do not breach any representation or warranty of Seller contained herein or in any document delivered pursuant to this Agreement;

                           1.3.2. Liability for that number of vacation days and
personal hours of the respective employees of Seller as specified on Schedule 1.3.2, provided such employee continues to be employed by Buyer for at least 90 days after the Closing Date;

                           1.3.3. All trade accounts payable identified on
Schedule 1.3.3 (the "Payables"), which Schedule shall include the name and business address of the creditor, the amount owed by Seller and whether such debt is disputed by Seller;

                           1.3.4. The performance of all Seller's contractual
warranty repairs in the ordinary course for a period of three years pursuant and subject to Section 7.15, provided, however, the cost of such repairs shall be at the sole expense of Seller; and

                           1.3.5. Liabilities with respect to the portions of
Work in Progress completed by Buyer after the Closing Date and the Assumed
Orders.


                  1.4. EXCLUDED LIABILITIES. Seller shall retain, and Buyer shall not assume, any liabilities or obligations of Seller of any nature, known or unknown, whether arising out of any facts, occurrences or circumstances prior to, at or after the Closing Date, other than Assumed Liabilities (the "Excluded Liabilities"), including (without limitation) the following:

                           1.4.1. Liabilities arising out of the ownership of
the Acquired Assets or conduct of the Business prior to the Closing Date, whenever the claim is made;

                           1.4.2. Liabilities with respect to products of the
Business sold and delivered prior to the Closing Date;

                           1.4.3. Liabilities with respect to products of the
Business which were finished goods held in inventory by Seller on the Closing Date so long as such liability is not attributable to the acts or omissions of Buyer;

                           1.4.4. Liabilities with respect to completed portions
of Work in Progress existing on or prior to the Closing Date;

                           1.4.5. Any liability or obligation of any nature
whatsoever which arises out of or relates to any action, suit, claim or legal, administrative, arbitration, governmental or other proceeding or investigation now pending or hereafter instituted relating to the Business to the extent the event giving rise thereto occurred prior to the Closing Date or which results from or arises out of any action or inaction prior to the Closing Date of Seller or any Affiliate, officer, director, employee, agent, representative or subcontractor of Seller;


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
                           1.4.6. Any liability or claim which arises out of or
is based upon any express or implied representation, warranty, agreement or guaranty made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold, shipped or in finished goods inventory, or completed portion of Work in Progress existing on or prior to the Closing Date, including, without limitation, any claim seeking recovery for personal injury, property damage or economic loss, including consequential damages, lost revenue or income except to the extent that such liability is not attributable to the acts or omissions of Buyer;

                           1.4.7. Any liability or obligation arising under or
relating to any of the Retained Assets and any liability or obligation not expressly assumed as an Assumed Liability;

                           1.4.8. Except with respect to vacation and personal
time benefits assumed by Buyer as specified in Section 1.3.2, any liability or obligation of Seller arising prior to or as a result of the Closing to any employee, agent or independent contractor of the Seller, whether or not employed by Buyer after the Closing, or under any benefit plan or arrangement with respect thereto including, without limitation, whether pursuant to agreement or otherwise, for salaries, bonuses, incentive awards, employment benefits, vacation benefits, death benefits, fringe benefits, insurance, post-retirement medical, medical reimbursement, deferred compensation, termination, severance, stock option, stock purchase, accident, disability, health, medical and worker's compensation insurance or benefits and including any obligation to provide health care continuation coverage arising prior to or in connection with the sale by Seller of the Acquired Assets;

                           1.4.9. Any liability or obligation of Seller arising
or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including, without limitation, any tax liability so arising, and any fees and expenses of counsel, accountants or other experts of Seller or any of its Affiliates;

                           1.4.10. Except for Assumed Liabilities, any
liabilities or obligations of Seller under any debts, notes, negotiable instruments and written or oral commitments to repay indebtedness, including without limitation, any intercompany debt;

                           1.4.11. Any and all liability, directly or
indirectly, arising out of, or resulting from any or all of the following conditions: (i) the existence prior to the Closing of Hazardous Material upon, within or beneath the Business Premises, or the migration from the Business Premises before or after the Closing of the Hazardous Material existing upon, within or beneath the Business Premises prior to the Closing; (ii) any violations of Environmental Laws premised upon, or arising out of any of the conditions described in and existing prior to the Closing as provided in (i) above; (iii) any violations of Environmental Laws pertaining to the use or operation of any of the Acquired Assets prior to the Closing, or the conduct or operation of the Business or Facility or the use of the Business Premises prior to the Closing;

                           1.4.12. Any mortgage, security interest, lien or
encumbrance upon or affecting Seller, the Acquired Assets or the Business of any kind except to the extent they relate to Assumed Liabilities;

                           1.4.13. Any liabilities or obligations arising out of
any breach by Seller of any provision of any Assumed Contract, including, (without limitation) liabilities or obligations arising out of Seller's failure to perform any Assumed Contract in accordance with its terms prior to the Closing Date which Seller was required to perform prior to the Closing Date;

                           1.4.14. Liabilities for federal, state, local and
foreign taxes, charges, fees, interest or penalties of all types, together with interest and penalties thereon attributable to periods or activities on or prior to the Closing Date;


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
                           1.4.15. Except for Assumed Liabilities, liabilities
based on occurrences or facts in existence prior to the Closing Date related to Seller, its Affiliates, the Business, the Business Premises or the Facility;

                           1.4.16. Any liabilities described on Schedule 1.4.16;
and

                           1.4.17. The costs of all warranty repairs performed
by Buyer under Section 7.15.

                  1.5. CONSIDERATION AND ALLOCATION. In consideration for the Acquired Assets transferred by Seller and for Seller entering into the Consulting Agreement and Non-Competition Agreement, Buyer shall assume the Assumed Liabilities and Seller shall receive the Purchase Price consisting of the Cash Component, the Stock Component and the Contingent Earn Out Component. Certain of the Acquired Assets will be valued as specified in Exhibit 1.5. Fifteen percent (15%) of the remaining amount f the Purchase Price shall be paid in consideration of Seller's obligations under the Consulting Agreement, five percent (5%) shall be paid in consideration for the Noncompetition Agreements delivered under Section 2.4.2, and eighty percent (80%) shall be attributable to goodwill. At the Closing, the parties shall each prepare and file (at the appropriate time) an Internal Revenue Service Form 8594 reflecting such allocation of Purchase Price and the parties agree to never take a position contrary to such allocation.

                           1.5.1. CASH COMPONENT. A portion of the Purchase
Price shall be paid in accordance with this Section 1.5.1. The cash component of the Purchase Price (the "Cash Component") shall be paid on the Closing Date by a certified, official bank check or wire transfer. The Cash Component shall be determined in accordance with Exhibit 1.5.1.

                           1.5.2. STOCK COMPONENT. A portion of the Purchase
Price shall be paid in accordance with this Section 1.5.2. At Closing, Buyer will deliver to Arter & Hadden as Escrow Agent 100,000 Shares (the "Stock") to be delivered to Seller in accordance with the form of Escrow Agreement attached as Exhibit 1.5.2. The certificates shall be in the name of Seller. Seller's ownership of the Stock shall be subject to the rights and restrictions affecting the Stock as provided herein and in the Escrow Agreement and, solely in connection therewith, Seller shall deliver (i) irrevocable stock powers for the Stock duly endorsed in blank, with Seller's signature guaranteed with a guaranteed medallion, and (ii) UCC 1 financing statements to evidence Buyer's security interest in the Stock for filing in the office of the Michigan Secretary of State and the office of the County Recorder for the county in which the Facility is located.

                           1.5.2.1. RESTRICTION ON TRANSFER. Except as otherwise
provided herein, no interest in the Stock may be given, sold, pledged, assigned, or otherwise transferred, voluntarily or involuntarily, to or owned by any person or entity other than Seller. Further, Seller understands that the Stock delivered to Seller pursuant to Section 1.5.2 will not be registered under the Securities Act of 1933 (the "Securities Act") on the ground that such issuance would be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and may only be sold pursuant to an effective registration statement or an exemption therefrom.

                           1.5.2.2. LIMITED RIGHT TO TRANSFER. Subject to the
provisions of applicable state and federal securities law, Seller may sell, transfer, dispose of or put (under Section 1.5.2.3) no more than 25,000 Shares of the Stock, in the aggregate, beginning on the first anniversary of the Closing Date. 25,000 additional Shares of the Stock, in the aggregate, may be sold, transferred, disposed of or put (under Section 1.5.2.3) on the second, third and fourth anniversaries of the Closing Date. Notwithstanding the foregoing, no more than 25,000 Shares of the Stock may be sold, transferred or disposed of in the aggregate, during any span of


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
twelve months. For purposes of this Section 1.5.2.2, a put under Section 1.5.2.3 shall be considered a sale, transfer or disposal.

                           1.5.2.3. PUT. Seller shall have four separate rights
to require Buyer to redeem that number of Shares of Stock at the time and for the prices set forth below:

       Commencement Date               Number of Shares         Price           Total Price
       -----------------               ----------------         -----           -----------
First Anniversary of Closing Date           25,000           $2.00/Share       $    50,000.00
Second Anniversary of Closing Date          25,000           $3.00/Share       $    75,000.00
Third Anniversary of Closing Date           25,000           $3.50/Share       $    87,500.00
Fourth Anniversary of Closing Date          25,000           $4.00/Share       $   100,000.00

         Each separate put under this Section 1.5.2.3 shall not vest and be exercisable until its commencement date as specified above, provided, however, Seller shall first be required to attempt to sell Shares in the market, in good faith and through one or more Market Makers, for a period of 90 days (the "Market Sales Period") before a put shall be exercisable with respect to that number of Shares and shall be required to complete the sale in the market if Seller can obtain an amount per share equal to the sum of the applicable put price and the amount of any reasonable sales commissions and selling expenses paid by Seller calculated on a per share basis (the "Minimum Per Share Price"). Seller shall not be required to complete a sale in the market at less than the applicable Minimum Per Share Price. Each respective put under this Section
1.5.2.3 shall expire and cease to be exercisable upon the commencement date of the succeeding put as specified above and the put commencing on the fourth anniversary of the Closing Date shall expire and cease to be exercisable on the fifth anniversary of the Closing Date. Provided, however, if Seller notifies Buyer in writing prior to the expiration of an applicable put that Shares have been placed for sale in accordance with the provisions of this Section, such put shall not expire until the end of the Market Sales Period for such Shares so that, in the event Seller is unable to obtain the Minimum Per Share Price during such Market Sales Period, Seller may put such Shares to Buyer and Buyer shall be required to redeem such Shares as provided herein. Further, the exercise period for a particular put shall be extended if, under the terms of the Subordination Agreement between Buyer, Seller and Star Bank, N.A. dated April __, 1997, Seller, after exercising a particular put, is precluded from receiving put payments. The extension of a particular put shall continue for a period equal to the number of days such preclusion was in effect.

         Each separate put under this Section 1.5.2.3 (i) may only be exercised by delivery of written notice thereof to the President of Buyer on or before its expiration date; and (ii) may be exercised as to less than 25,000 Shares of the Stock in which case such put shall lapse and cease to be exercisable with respect to any of such remaining 25,000 Shares of Stock. Within 21 days of receipt by Buyer of Share certificates evidencing such number of Shares of Stock as to which a put hereunder is being exercised, Buyer shall deliver to Seller a check for the total price of the put so exercised. Share certificates delivered by Seller under this Section 1.5.2.3 shall be accompanied by stock powers duly endorsed to Buyer, with Seller's signature guaranteed with a guaranteed medallion.

                           1.5.2.4. PIGGY BACK REGISTRATION RIGHTS. Seller will
have such registration rights relating to the Stock as are specified in Exhibit 1.5.2.4.

                           1.5.2.5. ASSISTANCE WITH RESALES. Buyer will provide
reasonable assistance to Seller in connection with any resales of the Stock issued in connection with this Agreement at no cost to Seller, including, but not limited to, providing any required legal opinion that the resale complies with applicable securities laws (provided Seller, at its expense, demonstrates to Buyer's counsel's reasonable satisfaction that any such sale does in fact comply with applicable securities laws) and that such resale is otherwise proper, or such other opinion or information that may be required by the Transfer Agent, assisting in filing any forms required by applicable federal and state securities laws, including Forms 3, 4 and 5 and Schedule 13D, and


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
taking such other actions as may be reasonably required to effectuate the resale. The parties understand that Buyer shall not be responsible for the preparation of any such Forms 3, 4 or 5 or Schedule 13D.

                           1.5.3. CONTINGENT EARN OUT COMPONENT. A portion of
the Purchase Price shall be paid in accordance with this Section 1.5.3. For each of the first and second year periods following Closing (May 1, 1997 - April 30, 1998 and May 1, 1998 - April 30, 1999), Buyer shall pay Seller a sum equal in amount to five percent of Buyer's gross sales price on orders received for Eligible Product in excess of $2,500,000 during each such respective period. For each of the third and fourth year periods following Closing (May 1, 1999 - April 30, 2000 and May 1, 2000 - April 30, 2001), Buyer shall pay Seller a sum equal in amount to five percent of Buyer's gross sales price on orders received for Eligible Product in excess of $3,000,000 during each such respective period.

                                    1.5.3.1. For purposes of this Agreement,
Eligible Product shall be defined as the following hydraulic presses for which orders are received by Buyer or an Affiliate during the applicable year period:

                  (i) any hydraulic presses rebuilt or sold to any of the companies that are traditional customers of Seller and are listed on Schedule 1.5.3.1;

                  (ii) all PH Hydraulic presses assembled at the Facility that are (a) of four column or straight side design and have over 150 ton capacity and weigh over 40,000 pounds; or (b) of C-frame design and 50 ton capacity or more and weigh over 30,000 pounds; and

                  (iii) any hydraulic press customarily manufactured or rebuilt by Seller as of the Closing Date as listed on
                           Schedule 1.5.3.1.

         Plastic injection molding machines shall be excluded from the definition of Eligible Product. The gross sales price of Eligible Product shall exclude any portion of such price attributable to tooling add ons manufactured by Buyer. In the event Buyer acquires an entity or operation which manufactures automation equipment compatible with Eligible Product, then with respect to orders received after such acquisition, the price of Eligible Product shall not include automation add-ons unless the add-ons are designed and made by the press division of Buyer. It is understood by the parties that (i) presses comprising WIP will not be considered Eligible Product hereunder, and (ii) presses manufactured pursuant to Assumed Orders shall be considered Eligible Product however the gross sales price of Assumed Orders shall exclude the amount paid to Seller by Buyer in connection with the purchase of the Assumed Orders as specified in Schedule 1.1.7 and the sales commissions with respect to the Assumed Orders as specified in Schedule 1.1.7.

                                    1.5.3.2. That amount of the Purchase Price
earned and paid or to be paid by the Buyer to the Seller pursuant to this
Section 1.5.3 for any one year period during the Earnout Period shall not exceed $200,000 (the "Cap Amount"). Notwithstanding the foregoing, a minimum of $50,000 shall be paid under this Section 1.5.3 as the Minimum Annual Contingent Earn Out Payment for each one year period during the Earnout Period. The Minimum Annual Contingent Earn Out Payment shall be paid in cash or by check within 30 days following the expiration of each of the four anniversaries occurring during the Earnout Period. Any amount payable in excess of the Minimum Annual Contingent Earn Out Payment shall be paid by Buyer to Seller, without interest, in equal 1/3 installments due on or before 90 days, 180 days and 270 days following the expiration of the one year period for which the Contingent Earn Out applies.

                                    1.5.3.3. Buyer shall provide Seller a
determination of the Contingent Earnout for each one year period during the Earnout Period in writing no later than 30


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
days after the expiration of each applicable period. The determination shall specify each Eligible Product in reasonable detail (excluding proprietary information), the date the order is received, its shipment date and gross sales price, and the customer. After the delivery of each such determination and upon no less than 10 days written notice to Buyer (which notice must be provided no later than 60 days after the receipt of such determination by Seller), Buyer shall grant Seller or Seller's accountant reasonable access to its books and records to verify the determination of the Contingent Earn Out for the respective period. In addition to the foregoing, Buyer shall provide Seller with a monthly listing of orders received in the form of Exhibit 1.5.3.3.

                           1.5.4. WORK IN PROGRESS.

                                    1.5.4.1. Buyer shall use all commercially
reasonable efforts and proceed in an expeditious manner to complete each respective WIP listed on Schedule 1.2.5 in accordance with the terms and conditions of each quotation and purchase order therefor and, provided Buyer uses commercially reasonable efforts and proceeds expeditiously, Buyer shall not be liable for any delays in the manufacture or shipment of WIP. In any event, Buyer shall not be responsible for any delays caused by events which are beyond the reasonable control of Buyer. Buyer shall keep Seller advised on a weekly basis of the status of each WIP.

                                    1.5.4.2. Buyer shall be entitled to the
reimbursement specified in Schedule 1.2.5 for completion of each WIP. Buyer and Seller acknowledge such amount is reasonable reimbursement for the cost of the contemplated material and labor required to complete each respective WIP as of the Closing Date and Buyer shall not be entitled to any other amounts from Seller in connection with the performance of its obligations in completing each item comprising WIP. With respect to each WIP, Buyer shall deduct its reimbursement as specified above from any amounts collected by it under Section
1.5.4.3 and remit the balance, if any, to Seller within three days of receipt of such collected amounts. If amounts collected by Buyer are insufficient to cover Buyer's reimbursement, Buyer shall submit a written invoice to Seller for the balance of the unreimbursed charges. Seller shall pay the balance of the unreimbursed charges within 3 days receipt by Seller of the written invoice which amount shall be paid free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off.

                                    1.5.4.3. Seller shall and does hereby assign
to Buyer the right to bill all accounts receivable relating to WIP and Buyer shall be the non-exclusive agent of Seller in connection therewith. Buyer shall diligently issue all invoices in connection with such WIP and shall, by use of its normal and usual billing and collection practices, but without being required to bring suits or to refer accounts to collection agencies or attorneys, undertake all commercially reasonable efforts to collect promptly such accounts receivable for the account of Seller. Seller may take all actions it deems necessary to collect any such accounts receivable with respect to which Seller reasonably believes Buyer has not billed and attempted to collect in conformance with Buyer's obligations hereunder or a respective accounts receivable remains uncollected after 90 days after an invoice has been issued. Any risk of non-collection of any amounts due under accounts receivable relating to WIP shall be borne by the Seller. Notwithstanding the foregoing, if a customer issues a change order that increases the price of a WIP, Buyer shall be entitled to receive, and shall be paid by Seller if Seller collects such amount, the entire amount of the increase and Buyer shall be solely responsible for the collection thereof.

                  1.6. CONSENTS OF THIRD PARTIES. This Agreement shall not constitute an agreement to assign any interest in any instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of Seller or Buyer thereunder. Seller shall have the responsibility for obtaining all such consents and it shall diligently attempt to obtain such consents upon the written request of Buyer (except with respect to the Outstanding Quotes or the Assumed Orders as to which Seller shall take no action whatsoever unless requested in writing by Buyer). Buyer covenants that it will reasonably cooperate with the efforts of Seller but such cooperation shall not include the payment of any money or consideration to obtain such consent. If the consent of a third party is required in order to assign any such interest and such consent is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect Seller's ability to convey the benefit of such instrument, etc. to Buyer, Seller will cooperate with Buyer in any lawful arrangement so that Buyer shall receive Seller's interest in the benefits under any such instrument, contract, lease, permit or other agreement or arrangement, including performance by Seller or Buyer as agent for the other.

                  1.7. DISCLOSURE. Seller shall not disclose the existence of this Agreement or the transactions contemplated hereby to any sales representative that it has under contract or previously had under contract nor to any customers or potential customers including those specified in the Outstanding Quotes without Buyer's written consent.

                  1.8. ASSUMED ORDERS AND OUTSTANDING QUOTES. Buyer shall be solely responsible for the Assumed Orders and Outstanding Quotes and, after the Closing, Seller shall have no further obligation or responsibility with respect thereto, whether for warranty claims, product liability or otherwise. With respect to the Assumed Orders, Buyer shall reimburse Seller the amount expended by Seller with respect thereto for materials and Seller's labor incurred in connection therewith, in the amounts set forth in Schedule 1.1.7, which amounts shall be paid at the Closing as part of the Cash Component.

         SECTION 2. DELIVERIES. The Closing shall commence at 10:00 a.m., local time, at the offices of Clark Hill, on April 29th, 1997, or on such other date as is mutually agreed to by the parties (the "Closing Date") and all of the events and transactions which occur thereat shall be deemed to be simultaneous.

                  2.1. SELLER'S DELIVERIES TO BUYER. At the Closing, subject to the provisions hereof, Seller will deliver to Buyer:

                           2.1.1. All Permits;

                           2.1.2. The Disclosure Schedule updated as of the
Closing Date;

                           2.1.3. A copy of each Assumed Contract and
Outstanding Quote;

                           2.1.4. A certificate of the principal executive and
financial officers of the Seller, dated the Closing Date, certifying as to the satisfaction of the conditions set forth in Section 8;

                           2.1.5. A general conveyance, assignment and bill of
sale in the form attached as Exhibit 2.1.5 hereto conveying the Acquired Assets to Buyer;

                           2.1.6. Specific assignments of such significant
leases, agreements, permits or other Acquired Assets as Buyer may reasonably request in form and substance acceptable to Buyer;

                           2.1.7. Documentation, in form and substance
acceptable to Buyer and suitable for filing with the Secretary of State of the State of Michigan, providing for the change of Seller's name to a name other than "St. Lawrence Press Company, Inc.";

                           2.1.8. The written opinion of Clark Hill, counsel for
Seller, dated the Closing Date and addressed to Buyer, in form and substance reasonably satisfactory to counsel to Buyer, to the effect that (i) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan with full corporate power to own its properties and conduct its business as currently being conducted;
(ii) the Seller has the full power and authority to enter into this Agreement, the Consulting Agreement, the Noncompetition Agreement and the Escrow Agreement and consummate the transactions contemplated hereby and thereby; (iii) the execution, delivery and performance of this Agreement, the Consulting Agreement, the Noncompetition Agreement and the Escrow Agreement by Seller and the consummation of the transactions contemplated hereby and thereby do not conflict with or violate the Articles of Incorporation or Bylaws of Seller; (iv) the execution, delivery and performance of this Agreement, the Consulting Agreement, the Noncompetition Agreement and the Escrow Agreement by Seller has been duly authorized by all necessary corporate action; (v) this Agreement, the Consulting Agreement and the Escrow Agreement are valid and binding obligations of Seller enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, now or hereafter in effect, and judicial limitations on the right of specific performance; and (vi) Seller has the power to transfer all its right, title and interest in and to the Acquired Assets without the consent of any other person, unless otherwise provided in this Agreement;

                           2.1.9. The written opinion of Clark Hill, counsel for
the Trust, dated the Closing Date, and addressed to Buyer, in form and substance reasonably satisfactory to counsel to Buyer, to the effect that (i) the Trust has been duly executed, remains in full force and effect, and is valid and enforceable in accordance with the terms of the agreement creating the Trust under the laws of Michigan; (ii) Patrick J. Keating and Stephen O. Stieler are the duly appointed and serving incumbent trustees (each, a "Trustee") of the Trust; (iii) under the terms of the Trust, the Trustees have the requisite power, authority and discretion under Michigan law to vote the shares of Seller owned by the Trust in favor of Seller's execution, delivery, and performance of the Agreement, and to authorize the Trust to enter into and perform its obligations under the Facility Lease; and (iv) upon due execution, the Facility Lease is a valid and binding obligation of the Trust enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, now or hereafter in effect, and judicial limitations on the right of specific performance;

                           2.1.10. Copies of Lien releases indicating that any
previously existing Liens or encumbrances affecting the Acquired Assets will be released upon the recording thereof;

                           2.1.11. Pay off letters from banks and other
creditors that have Liens on any of the Acquired Assets to the effect that the obligations giving rise to the Liens have been satisfied and that the Liens will be released;

                           2.1.12. The amount of the deposits received for
Assumed Orders as specified on Schedule 1.1.7 which shall be paid by Seller to Buyer or deducted from the Cash Component at Closing; and

                           2.1.13. UCC 1 financing statements pursuant to
Section 1.5.2.

                  2.2. BUYER'S DELIVERIES TO SELLER. At the Closing, subject to the provisions hereof, Buyer will deliver to Seller:

                           2.2.1. A certificate of the principal executive and
financial officers of Buyer, dated the Closing Date, certifying as to the satisfaction of the conditions set forth in Section 9;

                           2.2.2. A written opinion of Arter & Hadden, counsel
for Buyer, dated the Closing Date and addressed to the Seller, in form and substance reasonably satisfactory to counsel to Seller, to the effect that (i) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio and is duly authorized to transact business in the State of Michigan;
(ii) Buyer has full corporate power and authority to enter into this Agreement, the Consulting Agreement, the Noncompetition Agreement, the Escrow Agreement and the Facility Lease and consummate the transactions contemplated hereby and thereby; (iii) the execution, delivery and performance of this Agreement, the Consulting Agreement, the Noncompetition Agreement, the Escrow Agreement and the Facility Lease by Buyer and the consummation of the transactions contemplated hereby and thereby do not conflict with or violate the Articles of Incorporation or Code of Regulations of Buyer; (iv) the execution, delivery and performance of this Agreement, the Consulting Agreement, the Noncompetition Agreement, the Escrow Agreement and the Facility Lease by Buyer has been duly authorized by all necessary corporate action; (v) this Agreement, the Consulting Agreement, the Noncompetition Agreement, the Escrow Agreement and the Facility Lease are valid and binding obligations of Buyer enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, now or hereafter in effect, and judicial limitations on the right of specific performance; and
(vi) the authorized capital stock of Buyer consists of 3,412,000 shares of common stock, without par value, all of which are voting shares, a total of 1,108,020 voting shares are issued and outstanding (excluding the 100,000 Shares comprising the Stock) and all of the Stock to be issued to Seller pursuant to the Agreement will, upon consummation of the transactions contemplated by the Agreement, be duly authorized and validly issued, fully paid and nonassessable and free of liens and encumbrances (except those contemplated by this Agreement or the Escrow Agreement); and

                           2.2.3. The Cash Component.

                  2.3. DELIVERIES TO ESCROW AGENT. At the Closing, subject to the provisions hereof, Buyer will deliver to the Escrow Agent the Stock in accordance with Section 1.5.2 and Seller shall deliver irrevocable stock powers for the Stock duly endorsed in blank, with Seller's signature guaranteed with a guaranteed medallion in accordance with Section 1.5.2.

                  2.4. MUTUAL DELIVERIES. At the Closing, subject to the provisions of this Agreement, Seller and Buyer and, where appropriate, the Trust will deliver to each other:

                           2.4.1. The Consulting Agreement duly executed by
Seller and Buyer in the form attached hereto as Exhibit 2.4.1 (the "Consulting Agreement");

                           2.4.2 The Non-Competition Agreements duly executed by
Seller, all beneficiaries of the Trust, and the Trustees, and Buyer in the form attached hereto as Exhibit 2.4.2 (the "Non-Competition Agreement");

                           2.4.3. An assignment and assumption of the Assumed
Contracts, duly executed by Buyer and Seller in the form attached hereto as
Exhibit 2.4.3;

                           2.4.4. The Escrow Agreement; and

                           2.4.5. The Facility Lease.

         SECTION 3. REPRESENTATIONS AND WARRANTIES CONCERNING SELLER. Seller hereby represents and warrants to Buyer that:

                  3.1. DISCLOSURE SCHEDULE, DELIVERIES.

                           3.1.1. The Disclosure Schedule attached hereto sets
forth all of the information concerning the Seller required in this Section 3. To the extent any statement in this

Section 3 is untrue or omits to state a material fact necessary to make such statement not misleading, the Disclosure Schedule sets forth the statements necessary to make the statements in this Section 3 true and not misleading. All information and statements set forth in the Disclosure Schedule shall be deemed to supersede and correct the statements made in this Section 3 and to be, to the extent applicable, additional representations and warranties of Seller. The Disclosure Schedule sets forth all of the information and statements required in numbered sections bearing the number of the Section of this Agreement calling for such information and in the order of such numbers in this Agreement.

                           3.1.2. The Seller has delivered to Buyer complete and
accurate copies of: (i) any written contract or other document referred to in the Disclosure Schedule, (ii) the articles of incorporation of the Seller, certified by the Secretary of State of Michigan, which are in full force and effect and have not been amended or repealed since the date of such certificate,
(iii) the Code of Regulations or Bylaws of the Seller, certified by its Secretary, which are in full force and effect and have not been amended or repealed since the date of such certificate, and (iv) the Financial Statements.

                           3.1.3. Neither this Agreement, the Disclosure
Schedule nor any financial statement, Schedule, certificate or other instrument or document referred to herein or delivered by or on behalf of the Seller in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make the statements herein or therein not misleading.

                  3.2. CORPORATE MATTERS OF THE SELLER.

                           3.2.1. The Seller is a corporation duly organized,
validly existing and in good standing under the laws of Michigan and has all requisite corporate power to own and operate its properties, to carry on its business as currently conducted or proposed to be conducted, to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

                           3.2.2. There are no contracts which provide for the
merger, consolidation, recapitalization or sale of a substantial part of the assets of the Seller other than this Agreement. The Seller is not a party to nor does it know of any contract restricting the transfer of any of its assets.

                           3.2.3. The execution, delivery and performance of
this Agreement, the Consulting Agreement, the Noncompetition Agreement and the Escrow Agreement by Seller and the consummation of the transactions contemplated hereby and thereby by Seller have been duly and validly authorized by all necessary corporate proceedings of Seller. This Agreement, the Consulting Agreement, the Noncompetition Agreement and the Escrow Agreement have been duly and validly executed by Seller. This Agreement and each of the agreements delivered by Seller pursuant to this Agreement constitute the valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

                           3.2.4. The execution, delivery and performance of
this Agreement by the Seller and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any law or order of a tribunal applicable to the Seller or any governmental permit held by the Seller or provide the basis for the revocation or nonrenewal of any such governmental permit; (ii) result in a default under (A) any contract which is or should be listed on the Disclosure Schedule or (B) the articles of incorporation of the Seller or its regulations;
(iii) require any governmental permit or the consent or approval of any other person; or (iv) require any severance or other payment to any employee of the Seller or any other person.

                  3.3. BOOKS AND RECORDS.

                           3.3.1. The Seller has made and kept books, records,
and accounts, which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of assets and those of its employee benefit plans; and have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurance that transactions have been and are recorded as necessary (A) to permit preparation of financial statements in conformity with past practice, and (B) to maintain accountability for assets.

                           3.3.2. The minute books of the Seller contain
complete and accurate records of all meetings and consents of its directors, committees and shareholders and accurately reflect all of the corporate action taken by its directors, committees and shareholders since incorporation. The stock transfer books and ledgers of the Seller contain complete and accurate records of all issuances and transfers of record of its shares of stock.

                  3.4. LOCATION. All Personal Property, Equipment and Inventory included as Acquired Assets are located at or in transit to, or on order for delivery to, the Facility, 12500 South Wayne Road, Romulus, Michigan 48174.

                  3.5. LITIGATION.

                           3.5.1. There are no claims, actions, suits,
proceedings, arbitrations, investigations or inquiries pending before any court or governmental body or agency or any private arbitration tribunal of which Seller has been notified, or, to Seller's knowledge, threatened against or relating to Seller, the Acquired Assets, the Business (including any product previously sold by Seller), the Facility, or the Business Premises nor has Seller or its officers, managers, directors or shareholders received any formal or informal, direct or indirect information that would indicate there is any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry.

                           3.5.2. There is not in existence any judgment, order,
writ, injunction, or decree of any court (a) materially affecting the Acquired Assets, the Business, the Facility, the Business Premises or the transactions contemplated by this Agreement, (b) enjoining or requiring Seller to take action of any kind with respect to the Business, the Business Premises or the Facility, or (c) to which Seller, the Acquired Assets, the Business, the Facility or the Business Premises are subject or bound.

                           3.5.3. Neither the Seller nor any of its officers,
directors or employees (in their capacity as officers, directors or employees) have knowingly waived any statute of limitations or other affirmative defenses with respect to any pending, threatened or potential litigation.

                           3.5.4. To Seller's knowledge, there are no claims,
actions, suits, proceedings, or arbitrations pending before any court or any private arbitration tribunal, or threatened against or relating to the Trust affecting the transactions contemplated by this Agreement nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry.

                  3.6. FINANCIAL STATEMENTS.

                           3.6.1. The Financial Statements have been delivered
to Buyer, are complete in all material respects, and present fairly the financial position, results of operations, and changes in shareholders' equity of Seller at the respective dates and for the respective periods indicated therein. The assets and liabilities and items of income and expense on the Financial Statements are bona fide and were not acquired, earned or incurred pursuant to any contract or any other arrangement which was entered into, amended or terminated in anticipation of any of the transactions contemplated by this Agreement.

                           3.6.2. Since March 31, 1997, except as contemplated
herein, the Seller has not:

                           (i) sold, encumbered (other than an immaterial encumbrance) or otherwise transferred any of its assets or properties other than in the ordinary course of business;

                           (ii) purchased or entered into a contract to purchase property or assets other than in the ordinary course of business;

                           (iii) defaulted on any contract or failed to pay any
                                 obligations to any government for taxes or otherwise when the same was due and payable;

                           (iv) entered into any transaction not in the ordinary course of its business other than this Agreement;

                           (v) changed the nature of its business or any accounting methods or principles; or

                           (vi) suffered any material adverse change in its properties or business.

                           3.6.3. Within the last year, Seller has not received
any information, whether direct or indirect, that would indicate or alleges that
(i) any of its current or previous customers are dissatisfied; (ii) any of its existing purchase orders would be canceled; (iii) any of its products sold prior to the Closing Date is defective or does not conform to applicable specifications; or (iv) Seller has breached a sales contract or purchase order. The Seller has not received any complaints from any of its customers alleging deficiencies in its services that, if true, would cause a material adverse change in its businesses or properties.

                  3.7. TAXES.

                           3.7.1. The Seller has (i) filed with the appropriate
governmental bodies or offices all tax returns that are required by law, which returns were prepared in conformity with all applicable laws, (ii) paid all taxes due and owing under any law or such tax returns or any assessment, deficiency notice, 30-day letter, or other notice received by them, (iii) made sufficient provision in the Financial Statements for all accrued but unpaid taxes of the Seller as of the dates thereof including those items which (A) are disputed, (B) are the subject of an actual or proposed assessment, or (C) are reasonably likely to be disallowed. Neither the Internal Revenue Service nor any other governmental body or officer has audited or examined the tax returns of the Seller for any of its taxable years. No assessment, deficiency notice, 30-day letter, or similar notice has ever been issued to the Seller by the Internal Revenue Service or any other governmental body or officer and the Seller does not know of any basis for the issuance to it of any such assessment or notice. The Seller has not executed or filed with the Internal Revenue Service or any other governmental body or officer any agreement extending the period for assessment or collection of any income or other taxes or any consent to have the provisions of Section 341(f) of the Code applied to it. The Seller has withheld or collected from each payment made to any of its employees the amount of all taxes, including, federal income taxes, Federal

Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper governmental bodies or officers or authorized depositories.

                           3.7.2. The Seller has not filed any consolidated
federal income tax return with any "affiliated group" of corporations (as such term is used in Section 1504 of the Code), where the common parent of such group was a corporation other than the Seller, and the Seller is not, nor has ever been, a party to any contract relating to the allocation of taxes pursuant to which the Seller has any liability to anyone other than the Seller.

                  3.8. PROPERTIES.

                           3.8.1. There are no Liens on the Inventory. The
Inventory conforms in all material respects with Seller's applicable specifications, if any.

                           3.8.2. The Personal Property and Equipment is in good
working condition, ordinary wear and tear excepted, and suitable for its current uses. There are no Liens on the Personal Property or on the leasehold interests in the Personal Property leased by the Business being purchased. Each lease of Personal Property used by the Business is the enforceable obligation of Seller and, to Seller's knowledge, the other parties thereto and Seller is not in default of any such lease nor does Seller know of any default by the lessor of such property. Each such lease of Personal Property may be assigned by Seller to Buyer without the consent of any Person which has not been obtained.

                           3.8.3. The Facility, Personal Property, Equipment and
Inventory is all of the real and personal property necessary to operate the Business as currently conducted but for inventory, materials and services which must be ordered to complete WIP as specified on Schedule 3.8.3.

                           3.8.4 Except as otherwise expressly provided in the
Disclosure Schedule or in any other provision of this Agreement, the Acquired Assets shall be sold to Buyer "as is, where is".

                  3.9. MARKS, INTELLECTUAL PROPERTY.

                           3.9.1. Schedule 1.1.4 sets forth a list of the marks
and intellectual property owned or used by the Seller in the Business and a description of any licenses thereof. The marks and intellectual property included in the Acquired Assets are all of the marks and intellectual property necessary to operate the Business as it is currently conducted except for the inherent intellectual property possessed by the employees of the Business. Seller owns its interest in such marks and intellectual property free and clear of Liens and may use or transfer them without any governmental permit or the consent or approval of any third party. To the extent that the ownership of such intellectual property and marks by Seller or the transfer thereof to Seller may be recorded, registered or filed with any Government, such ownership or transfer has been so recorded, registered or filed and Schedule 1.1.4 sets forth a list of such recordings, registrations and filings. To Seller's knowledge, all licenses of intellectual property by or to Seller are the enforceable obligations of the parties thereto. Seller is not in default under any of such licenses nor does Seller know of any default thereof by any other party to such licenses.

                           3.9.2. To Seller's knowledge, the present conduct of
the Business does not infringe upon or conflict with the marks or intellectual property of others. To the Seller's knowledge, no material use of marks or intellectual property owned by Seller has been or is being made by parties other than the Seller, except pursuant to the licenses set forth on Schedule 1.1.4.

                           3.9.3. To Seller's knowledge, all marks and
intellectual property owned by Seller are valid. Seller has no knowledge of any claim or reason to believe that any mark or intellectual property of which it is the licensee is not the valid and enforceable property of its purported owner and that the licensor is duly authorized to license such mark or intellectual property.

                           3.9.4. To Seller's knowledge, no intellectual
property that is a trade secret or confidential information has been disclosed to any person under circumstances that would result in the loss of its secret or confidential status. Seller has taken all reasonable precautions to ensure that its trade secrets and confidential information remain secret or confidential.

                  3.10. EMPLOYEE MATTERS.

                           3.10.1. To Seller's knowledge, Seller is in material
compliance with all Requirements of Law respecting employment and employment practices, occupational safety and health, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice or pattern or practice of discrimination as prohibited by law. There is no unfair labor practice complaint or charge of discrimination pending or, to the knowledge of Seller, threatened against Seller before the National Labor Relations Board or any governmental agency relating to the Business. There are no worker's compensation or similar claims pending or to Seller's knowledge, threatened against Seller. There are no claims relating to occupational safety and health or any similar law or regulation pending or, to Seller's knowledge, threatened against Seller. There is not now nor has there been during the last three years any labor strike, threat of labor strike, organizational attempt, boycott, or informational or direct picketing or leafleting or, to the knowledge of Seller, any discussions among employees, with regard to the foregoing labor matters directed against Seller. No union representation question exists respecting the employees of Seller relating to the Business. There are no collective bargaining agreements binding upon Seller.

                           3.10.2. All accrued obligations of Seller, whether
arising by operation of law by contract or by past custom, for payments to trusts or other funds or to any governmental agency, with respect to workers' compensation, disability programs, social security, pension or any other benefits for employees of the Business, have been paid and none of the foregoing has been rendered not due by reason of any extension or waiver.

                           3.10.3. Schedule 1.3.2 sets forth the name, position
and starting date of each employee of the Business as of the date hereof and a description of the fringe benefits each such employee receives and the vacation such employee has earned in 1997 without regard to carryovers. To Seller's knowledge, none of such persons has terminated or overtly threatened to terminate their employment since January 1, 1997.

                           3.10.4. The Disclosure Schedule sets forth a list of
all contracts of the Seller relating to employment, consulting, severance, compensation or collective bargaining and a description of the terms thereof. Such contracts are the enforceable obligations of the parties thereto and the Seller is not in default thereof nor does the Seller know of any default thereof by any other person.

                           3.10.5. The Disclosure Schedule sets forth the most
recent ratings of the Seller, all claims against the Seller and all claims against the Seller that alleged a violation of specific safety requirements under any workers' compensation law since the beginning of the fifth full previous fiscal year of the Seller.

                           3.10.6. The Disclosure Schedule sets forth a list of
all of the employee benefit plans of the Seller.

                           3.10.7. To Seller's knowledge, each employee benefit
plan of the Seller and its operation comply with all requirements of law, the terms thereof and any contract related to such plan. To Seller's knowledge, each such employee benefit plan which may be a qualified plan under Section 401 of the Internal Revenue Code, as amended (the "Code"), has sufficient assets held in a trust or an insurance or annuity contract to provide for the payment of all accrued benefits of such plan, whether or not vested, if such plan were terminated on the date hereof or the Closing Date or the amount by which such accrued benefits exceed such plans' assets is shown on the Financial Statements or the Disclosure Schedule. To Seller's knowledge, each employee benefit plan of the Seller which may be a qualified plan under Section 401 of the Code owns the assets it purports to own, free and clear of Liens. To Seller's knowledge, neither any "accumulated funding deficiency", "reportable event" nor any "prohibited transaction" has occurred with respect to any employee benefit plan of the Seller or its subsidiaries and no such plan is a "multiemployer plan" as such quoted terms are defined in the Employee Retirement Income and Security Act of 1974, as amended ("ERISA"). To Seller's knowledge, any employee benefit plan of the Seller which may be a qualified plan under Section 401 of the Code complies with the requirements of such Section in order to be a qualified plan, has received a determination letter to the effect that it is a qualified plan, has not been amended since the date thereof except to the extent disclosed in the Disclosure Schedule and has been operated in such a manner so as not to jeopardize its qualified status. To Seller's knowledge, Seller does not have any liability on account of any accumulated funding deficiency under ERISA or the Code, because of any failure to make any payments under the terms of any employee benefit plan or any contract related thereto, because of the violation of any law with respect to or any contractual duty to any of such plans or any of their participants, because of its participation in or withdrawal from any multiemployer plan, or because of termination or operation of any employee benefit plan which is insolvent or has liabilities including accrued benefits (whether or not vested) which exceed its assets (other than any liability of the Seller to such plan).

                  3.11. COMPLIANCE WITH LAWS. Neither the Business, the Facility nor the Business Premises is in material violation of any applicable Requirement of Law and no claims have been made by any governmental regulatory agency to the contrary.

                           3.11.1. Schedule 1.1.7 lists all of the governmental
permits held by the Seller or any of its employees which are all of the governmental permits, licenses, authorizations or approvals that the Seller or its employees need so that the Seller may own its assets or properties and carry on the Business as currently conducted, or proposed to be conducted, without materially violating any law.

                           3.11.2. The corporate proceedings, securities,
operations, business, management, properties, assets, contracts and financial affairs of the Seller comply with all laws and orders of any tribunal applicable to the Seller in all material respects and all governmental permits held by any of them as may be required under applicable law in all material respects.

                           3.11.3. Neither the Seller nor any of its employees
have received notice, nor do any of them have reason to believe, that any governmental body or officer intends to cancel or terminate any governmental permit or that valid grounds for such cancellation or termination currently exist. To Seller's knowledge, neither the Seller, nor any of its employees, are subject to any order of a tribunal relating to any activities of any type in connection with the business now engaged in by any of them, or had its or his governmental permit to conduct, participate or be involved in any business denied, revoked, restricted or suspended or been involved in any litigation to deny, revoke, restrict or suspend any such governmental permit or to issue an order of a tribunal relating to activities connected with such businesses.

                  3.12. TRANSACTIONS WITH INTERESTED PERSONS. Neither Seller nor any officer, director or stockholder of Seller or any Affiliate of any of the foregoing owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer, director or employee of, any customer, competitor or supplier of Seller, or any Person which has a material contract or arrangement with Seller.

                  3.13. BROKERS. No agent, broker, investment banker, or other Person acting under the authority of Seller is or will be entitled to any brokers or finders fee or any other commission or similar fee directly or indirectly from Buyer or any Affiliate of Buyer as a result of this Agreement.

                  3.14. ENVIRONMENTAL MATTERS. The Business has not and as currently being conducted does not violate any Environmental Law. Seller has timely filed all required reports, obtained all required approvals and permits, and generated and maintained all required data, documentation and records under all Environmental Laws with respect to the Business, the Facility and the Business Premises. Neither Seller nor any other person, has placed, stored, buried, spilled or released, used, generated, manufactured, refined, processed, treated, dumped or disposed of, or transported to or from, any materials produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, including but not limited to any Hazardous Material on, beneath, or about the Facility or the Business Premises except as permitted by Environmental Laws. Seller has received no notice of any violation of any Environmental Law with respect to the Business, the Facility or the Business Premises from, and has no knowledge of any pending investigation by, any governmental authority having jurisdiction over such matter. Seller has no knowledge of any claim by any other person or entity claiming any violation of any Environmental Law in connection with the Facility, the Business Premises or Seller's conduct of the Business, or asserting any claim for damage due to any alleged acts or failure to act on the part of Seller in connection with the Facility, the Business Premises or Seller's conduct of the Business in relation to the manufacture, use, treatment, storage, transportation, spillage, leakage, dumping, discharge, emission or disposal of any substance subject to any Environmental Law. To Seller's knowledge, all off-site locations where the Business has stored, disposed or arranged for the disposal of hazardous substances or Hazardous Materials are identified in the Disclosure Schedule. To Seller's knowledge, except as set forth in the Disclosure Schedule, there is no asbestos contained in the Facility and no polychlorinated biphenols (PCBS) or PCB-containing items are used or stored at the Facility or on the Business Premises.

                  3.15. ASSUMED CONTRACTS. Except as may be set forth in the Schedule of Contracts on Schedule 1.1.7:

                           3.15.1. There are no material Contractual
Obligations, whether written or oral, to which Seller is a party or by which Seller or any of the Acquired Assets are bound, which relate to the Business or which are necessary to carry on the Business as currently conducted, or proposed to be conducted;

                           3.15.2. Each Contractual Obligation therein listed is
in full force and effect;

                           3.15.3. Seller has, and to Seller's knowledge all
other parties to Contractual Obligations have, performed in all material respects all material obligations required to be performed by them to date. To Seller's knowledge, no party to any such Contractual Obligation is in default in any material respect thereunder nor has there occurred any other event which, with the passage of time or giving of notice or both, would constitute a default thereunder;

                           3.15.4. The copies of the Assumed Contracts delivered
to Buyer hereunder are true and complete and, except as set forth therein, the Assumed Contracts have not been amended or modified; and

                           3.15.5. The Assumed Contracts may be assigned by
Seller to Buyer, subject to any required consent of other parties to such Assumed Contracts.

                  3.16. PRIVATE OFFERING.

                           3.16.1. PURCHASE ENTIRELY FOR OWN ACCOUNT. The Stock
issuable as part of the Purchase Price will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Seller has no present intention of selling or otherwise distributing the same except as may be provided herein.

                           3.16.2. RELIANCE UPON THE SELLER'S REPRESENTATIONS.
The Seller understands that the Stock is not registered under the Securities Act of 1933, as amended, or the Michigan Securities Act on the ground that the issuance is exempt from registration under the Securities Act pursuant to
Section 4(2) thereof and under the Michigan Securities Act pursuant to Section 451.802(b)(9) or (b)(21) thereof, and that the Company's reliance on such exemption is predicated on the Seller's representations set forth herein.

                           3.16.3. RECEIPT OF INFORMATION. The Seller or its
representatives have had an opportunity to ask questions and receive answers from the Buyer regarding the terms and conditions of the issuance of the Stock and the business, properties, prospects, and financial condition of the Buyer and to obtain additional information (to the extent the Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

                           3.16.4. INVESTMENT EXPERIENCE. The Seller or its
purchaser representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Stock.

                  3.17. CONDEMNATION. The Business Premises have been threatened with condemnation. Neither Seller nor any of its Affiliates have received a notice from the condemning authority that it intends to acquire the property. No offer from the condemning authority has been made, no amount of compensation for the condemnation has been determined, and no negotiations concerning the condemnation have been made. No proceedings have been commenced, to Seller's knowledge, with respect to condemnation of such property; however, Seller and the Trust have received requests for information from the condemning authority with respect to the anticipated condemnation.

                  3.18. THE BUSINESS. There are no conditions existing with respect to the markets, products, facilities or personnel of the Business which would reasonably be expected to adversely affect the business or prospects of the Business in a material manner.

                  3.19. WORK IN PROGRESS. Schedule 1.2.5 sets forth a complete list of the WIP of Seller as of the Closing Date and specifies in accurate detail with respect to each WIP: (i) the contract price; (ii) budgeted labor hours; (iii) budgeted material costs; (iv) labor hours incurred to date; (v) material costs to date; (vi) Seller's good faith estimate of the labor hours and material costs required to complete each respective WIP; and (vii) the prepaids or deposits billed and/or received by Seller.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

                  4.1. ORGANIZATION, STANDING, ETC. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Ohio and has all requisite corporate power to own and operate its properties, to carry on its business as currently conducted or proposed to be conducted, to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

                  4.2. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement, the Consulting Agreement, the Noncompetition Agreements, the Escrow Agreement and the Facility Lease by Buyer and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly and validly authorized by all necessary corporate proceedings of Buyer. This Agreement, the Consulting Agreement, the Noncompetition Agreements, the Escrow Agreement and the Facility Lease have been duly and validly executed by Buyer. This Agreement and each of the other agreements delivered by Buyer pursuant to this Agreement constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

                  4.3. DISCLOSURE. Neither this Agreement nor any instrument delivered by or on behalf of Buyer in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact required herein or necessary to make the statements herein or therein not misleading.

                  4.4. BROKERS. No agent, broker, investment banker or other Person acting under the authority of Buyer is or will be entitled to any brokers or finders fee or any other commission or similar fee directly or indirectly from Seller or any Affiliate of Seller as a result of this Agreement.

                  4.5. NO VIOLATION. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both,
(i) violate any law or order of an administrative board, the SEC or any tribunal applicable to the Buyer or any governmental permit held by the Buyer or provide the basis for the revocation or nonrenewal of any such governmental permit; (ii) result in a default under (A) any contract, agreement or other writing to which Buyer is a party or (B) the Code of Regulations of the Buyer or its bylaws; or
(iii) require any governmental permit or the consent or approval of any other person.

                  4.6. LITIGATION.

                           4.6.1. To Buyer's knowledge, there are no claims,
actions, suits, proceedings, arbitrations, investigations or inquiries pending before any court or governmental body or agency or any private arbitration tribunal of which Buyer has been notified, or to Buyer's knowledge, threatened against or relating to Buyer materially affecting the transactions contemplated by this Agreement nor to Buyer's knowledge is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry.

                           4.6.2. There is not in existence any judgment, order,
writ, injunction, or decree of any court materially affecting the transactions contemplated by this Agreement.

                           4.6.3. Neither the Buyer nor any of its officers,
directors or employees (in their capacity as officers, directors or employees) have waived any statute of limitations or other affirmative defenses with respect to any pending, threatened or potential litigation.

                  4.7. REGULATORY APPROVALS. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Buyer and which are necessary for the consummation by Buyer of the transactions contemplated by this Agreement have been, or will prior to the Closing Date, obtained and satisfied.

                  4.8. QUALIFICATION. Buyer is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in Michigan.

                  4.9. PROXY STATEMENT, ANNUAL REPORT, ETC. Buyer has previously delivered to Seller its 1996 Annual Report, its Proxy Statement dated as of March 21, 1997 and all reports filed with the SEC by the Buyer during 1996. Such reports and statements are accurate and complete and have been prepared pursuant to the regulations prescribed by the SEC. Since the date of Seller's receipt of these reports and statements, there has been no material adverse change in the financial condition or results of operations of Buyer.

                  4.10. OUTSTANDING CAPITAL STOCK. Buyer is authorized to issue 3,412,000 shares of common stock, without par value, all of which are voting shares, of which 1,108,020 shares are issued and outstanding (excluding the 100,000 Shares comprising the Stock delivered pursuant to Section 1.5.2). On the Closing Date, all of the Stock to be issued and delivered to the Seller hereunder will be free and clear of any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, encumbrance or any other restriction or limitation whatsoever (except those contemplated by this Agreement or the Escrow Agreement). All of the outstanding shares of common stock to be issued and delivered to the Seller hereunder of Buyer are duly authorized and validly issued, fully paid and nonassessable.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust represents and warrants to Buyer as follows:

                  5.1. FORMATION. The Trust has been duly executed, remains in full force and effect, and is valid and enforceable in accordance with the terms of the agreement creating the Trust;

                  5.2. TRUSTEES. Patrick J. Keating and Stephen O. Stieler are the duly appointed and serving incumbent Trustees;

                  5.3. AUTHORITY. The Trustees have the requisite power, authority and discretion to vote the shares of Seller owned by the Trust in favor of Seller's execution, delivery, and performance of the Agreement, and to authorize the Trust to enter into and perform its obligations under the Facility Lease;

                  5.4. AUTHORIZATION. The Trustees have taken all action necessary to authorize the Seller to enter into this Agreement and the Trust to enter into the Facility Lease and consummate the transactions contemplated hereby and thereby free from any and all claims arising by or through the Trust or held by any beneficiary or remaindermen of the Trust;

                  5.5. BENEFICIARIES. Linda S. Rosbury Friedley, Daniel Rosbury, David Rosbury, and Sharon Cox are presently all of the beneficiaries of the Trust. No beneficiary of the Trust has expressed an interest in objecting to the transactions contemplated by this Agreement.

                  5.6. NO ACTIONS. To the Trust's knowledge, there are no claims, actions, suits, proceedings, or arbitrations pending before any court or any private arbitration tribunal, or threatened against or relating to the Trust affecting the transactions contemplated by this Agreement nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry.

                  5.7. CONDEMNATION. The Business Premises have been threatened with condemnation. Neither Seller nor any of its Affiliates have received a notice from the condemning authority that it intends to acquire the property. No offer from the condemning authority has been made, no amount of compensation for the condemnation has been determined, and no negotiations concerning the condemnation have been made. No proceedings have been commenced, to Seller's knowledge, with respect to condemnation of such property; however, Seller and the Trust have received requests for information from the condemning authority with respect to the anticipated condemnation.

         SECTION 6. INDEMNIFICATION.

                  6.1. INDEMNITY BY BUYER. Buyer agrees to indemnify and hold harmless Seller and its directors, officers, employees and Affiliates from and against any and all liabilities, damages and losses resulting from (a) any representation which is inaccurate made by Buyer in this Agreement or in any document delivered pursuant to this Agreement, (b) the breach of any warranty made by Buyer in this Agreement or in any document delivered pursuant to this Agreement, (c) the breach or default in the performance or observance by Buyer of any of the covenants or other obligations which it is to perform or observe hereunder, or in any document delivered pursuant to this Agreement, (d) Assumed Liabilities (including, without limitation, Assumed Orders, the Outstanding Quotes and all products sold with respect thereto) (e) obligations arising in connection with the operation of the Business by Buyer which accrue and relate to periods, circumstances and events on and after the Closing Date, the incurrence or existence of which do not result from the breach of any representation or warranty of Seller contained herein or in any document delivered pursuant to this Agreement, and any and all claims, actions, suits, judgments or investigations, and the costs and expenses thereof, incident to any of the foregoing, including but not limited to reasonable attorneys' fees and the cost of any bonds necessary to release any attachments of the property of Seller or its Affiliates or to stay any judgments or perfect any appeals, even if such claims, actions, suits, judgments or investigations are groundless, false or fraudulent.

                  6.2. INDEMNITY BY SELLER. Seller agrees to indemnify and hold harmless Buyer and its directors, officers, employees and Affiliates from and against any and all liabilities, damages and losses resulting from (a) any representation which is inaccurate made by Seller or the Trust in this Agreement or in any document delivered pursuant to this Agreement, (b) the breach of any warranty made by Seller or the Trust in this Agreement or in any document delivered pursuant to this Agreement, (c) the breach or default in the performance or observance by Seller of any of the covenants or other obligations which Seller is to perform or observe hereunder, or in any document delivered pursuant to this Agreement, (d) Excluded Liabilities, (e) noncompliance with any bulk sales or similar law in connection with the transfer of assets pursuant to this Agreement, and (f) the cost of all warranty repairs performed by Buyer as contemplated by Section 7.15, and any and all claims, actions, suits, judgments or investigations, and the costs and expenses thereof incident to any of the foregoing, including but not limited to reasonable attorneys' fees and the cost of any bonds necessary to release any attachments of the property of Buyer or its Affiliates or to stay any judgments or perfect any appeals, even if such claims, actions, suits, judgments or investigations are groundless, false or fraudulent.

                  6.3. NOTICE AND DEFENSE OF CLAIMS.

                           6.3.1. Seller or Buyer, as the case may be, shall
give prompt notice in accordance with Section 11.6 to all indemnifying parties of any claim or event known to it for which such party believes it is entitled to indemnification pursuant to this Section 6, stating the nature and basis of said claims or events and the amounts thereof, to the extent known, and in the case of any claim, action or proceeding brought by a third party, a copy of any claim, process or legal pleadings with respect thereto, promptly after any such documents are received by such party.

                           6.3.2. The party granting indemnification pursuant to
Section 6.1 or 6.2 shall have the unconditional right, upon written notice, to the indemnified party to assume the defense of any such claim or proceeding. If the party granting indemnification either declines or fails in a timely manner to assume the defense of the claim or proceeding, then the indemnified party shall have the right to employ its own counsel and the party granting indemnification shall pay the reasonable fees and expenses of such counsel. If the party granting indemnification assumes the defense of a claim or proceeding, then the indemnified party shall have the right to employ its own counsel at its own cost and expense.

                           6.3.3. Seller and Buyer, as the case may be, shall be
kept reasonably informed of such claim, action, suit or proceeding, at all material stages thereof whether or not such party is represented by its own counsel.

                  6.4. RELATED OBLIGATIONS. Notwithstanding anything to the contrary herein, Buyer may, after written notice to Seller, withhold all or any portion of any amounts to which Buyer may be entitled to indemnification pursuant to Section 6.2 from any payments remaining unpaid on the Stock Component, the Contingent Earnout, the Put Option, any amounts payable under the Consulting Agreement or the Non-Competition Agreements, or the Facility Lease. Nothing contained in this Section 6.4 shall be construed to prejudice Buyer from pursuing its right to indemnification hereunder by reason of having first pursued its right to withhold all or a portion of any amount stated above or other obligation, and such withholding shall not relieve Seller of its obligations under this Agreement or any document delivered pursuant to this Agreement, or constitute a waiver of any other legal or equitable rights Buyer may have under this Agreement or otherwise. Buyer shall first resort to any proceeds received by Buyer (net of any costs expended to collect such proceeds) arising out of rights or choses in action contemplated by Section 1.1.10 that relate to the liability, damage or loss giving rise to the indemnification but only if such proceeds are received by Buyer within a reasonable time after the event that gives rise to Buyer's rights hereunder. Buyer shall only be required to use reasonable efforts to pursue and collect any such amounts. For purposes of this Section 6.4, the value of any Shares of Stock withheld pursuant to this
Section 6.4, shall be equal to the greater of (i) the put price of the applicable put corresponding to such Shares, or (ii) the average bid and asked per share price as reported by a Market Maker at the closing of the date Buyer provides notice of the exercise of its rights hereunder. Once the indemnification amount has been finally determined, the remaining amounts withheld by Buyer hereunder exceeding the indemnified amount shall be released and paid in accordance with this Agreement.

                  6.5. SETTLEMENT. The party granting indemnification pursuant to Section 6.1 or 6.2 shall not, in the defense of any claim or any litigation resulting therefrom, consent to entry of any judgment except with the consent of the party being indemnified, which shall not be unreasonably withheld.

                  6.6. COOPERATION. Seller and Buyer agree to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any claim, action, suit or proceeding brought by any third party. Where counsel has been selected by the party granting indemnification under Section 6.1 or 6.2 or the indemnified party, the party granting indemnification or the indemnified party, as the case may be, shall be entitled to rely upon the advice of such counsel in the conduct of the defense.

                  6.7. TIME PERIOD FOR ASSERTING INDEMNIFICATION. Except with respect to claims for fraud of the Seller arising out of this transaction and claims that have been the subject of written notice given prior to the date that is 270 days after the fourth anniversary of the Closing Date, no claim for indemnification pursuant to this Section 6 or any other claim arising out of the transactions contemplated herein, whether under statute, common law or otherwise, shall be brought or made after the date that is 270 days after the fourth anniversary of the Closing Date.

                  6.8. LIABILITY LIMITS.

                           6.8.1. Notwithstanding anything to the contrary set
forth herein, the respective parties shall only be liable for liabilities, damages and losses that during the Claims Period exceed, in the aggregate, Ten Thousand Dollars ($10,000) and then only to such excess.

                           6.8.2. Seller's indemnification obligations hereunder
at any given time shall not exceed the maximum amount then remaining to be paid by Buyer under this Agreement, the Consulting Agreement, the Noncompetition Agreements, the Escrow Agreement or the Facility Lease.

                  6.9. EXCLUSIVE REMEDIES. Except with respect to claims for fraud of Buyer arising out of this transaction, the remedies provided in Section
6.1 shall constitute the exclusive remedy against Buyer by any party indemnified under Section 6.1 for any claim in connection with this Agreement. Except with respect to claims for fraud of Seller arising out of this transaction, the remedies provided in Section 6.2 shall constitute the exclusive remedy against Seller by any party indemnified under Section 6.2 for any claim in connection with this Agreement.

         SECTION 7. CERTAIN COVENANTS.

                  7.1. TRANSFER TAXES. Seller shall satisfy and discharge, promptly as they become due, all liabilities and obligations for sales, use, transfer or similar taxes, if any, imposed by any government as a result of the sale of the Acquired Assets. Seller shall prepare, or cause to be prepared, all appropriate tax returns and other documents required to be filed in connection with such taxes.

                  7.2. PERSONAL PROPERTY TAXES. Seller agrees to pay all liabilities and obligations for personal property or similar taxes payable with respect to ownership of the Acquired Assets during the calendar year ended December 31, 1996. Seller agrees to pay all liabilities and obligations for personal property or similar taxes payable with respect to ownership of the Acquired Assets before the Closing Date. Buyer agrees to pay all liabilities and obligations for personal property or similar taxes payable with respect to ownership of the Acquired Assets from and after the Closing Date. Seller will cooperate with Buyer in preparing Buyer's subsequent personal property tax returns as Buyer may reasonably request.

                  7.3. EMPLOYEES.

                           7.3.1. Seller will pay when due all liabilities and
obligations, whether arising by operation of law or by contract (including legally enforceable obligations arising by past custom), for salaries, vacation and holiday pay, bonuses, severance pay, sick pay, and other forms of compensation which are owed to any employees of the Business relating to the period ending on the Closing Date. Buyer shall be responsible for any vacation time or personal days of employees of Seller but only to the extent specified as to be assumed by Buyer under Section 1.3.2.

                           7.3.2. Notwithstanding anything to the contrary
contained herein, Seller will be solely obligated to pay when due all liabilities and obligations, whether arising by operation of law or by contract (including legally enforceable obligations arising by past custom), to the extent not covered by insurance, for compensation or benefits which are owed now or in the future to any of its employees who are or become disabled due to any state of facts, occurrences or circumstances prior to the Closing Date or who have ceased being employed by

Seller as of the Closing Date. Seller agrees to deliver notices concerning continuation of health care coverage to all employees of the Business within the time periods provided by applicable law.

                           7.3.3. Notwithstanding anything to the contrary
contained herein, the employment by Buyer of any individual previously employed by Seller shall not be deemed a continuation of employment with Seller and Buyer does not assume or agree to recognize the terms of any employment agreement, severance plan or similar agreement or course of conduct previously binding on Seller. Buyer shall not be required or obligated to employ any employee of Seller, or to provide health care continuation coverage, employment contracts, or any other compensation level or benefits to any employee of Seller employed by Buyer subsequent to the Closing Date. No employee of the Business shall be restricted from employment by Buyer in the Business in any capacity by reason of any confidentiality or noncompetition agreement between such employee and Seller or any of its Affiliates, provided, however, that employees of St. Lawrence, Inc. will not be approached for employment or hired by Buyer for a term of three years from the Closing Date. Seller and any Affiliate of Seller shall not approach any employee of Buyer or hire any such employee for a period of three years from the Closing Date.

                           7.3.4. Seller agrees to terminate all of its
employees prior to the Closing. Seller acknowledges and agrees that Buyer is not nor shall be considered a successor with respect to employment and employment practices including the payment of any employee benefits.

                           7.3.5. In furtherance of Section 1.4.8, Seller shall
retain liability for and shall pay when due all benefits under and in accordance with any of Seller's employee welfare benefit plans and programs providing, without limitation, hospitalization, medical or dental benefits attributable to claims or expenses incurred on or prior to the Closing Date. Seller or, where appropriate, each other ERISA plan maintained by Seller that is an "employee welfare benefit plan," within the meaning of Section 3(1) of ERISA, shall retain liability for and shall pay when due all benefits attributable to covered services rendered or expenses incurred, in accordance with the terms of such plan, as of the Closing Date.

                           7.3.6. A true and correct copy of Buyer's Section
401(k) Plan, known as the PH Hydraulics and Automation Savings Plan, (the "Buyer's 401(k) Plan") has been delivered to Seller. All federal, state, and local laws, rules and regulations affecting or pertaining to Buyer's 401(k) Plan shall either be complied with in all material respects by or before the Closing Date or such Plan shall be retroactively amended by Buyer after the Closing Date to comply in all material respects with such laws, rules regulations and all governmental returns and employee notices with respect to Buyer's 401(k) Plan shall be timely filed. Buyer shall amend Buyer's 401(k) Plan effective as of the Closing Date to provide that for purposes of eligibility and vesting under Buyer's 401(k) Plan, service with Seller and St. Lawrence, Inc. shall be credited as service with Buyer, and that employees of Seller hired by Buyer (other than employees covered by a collective bargaining agreement) shall be entitled to roll over eligible distributions from Seller's Section 401(k) Plan to Buyer's 401(k) Plan.

                           7.3.7. As of the Closing Date, active employees of
Seller: (i) who are not covered under any collective bargaining agreement; (ii) who currently participate in Seller's group health insurance plan; and (iii) who are hired as employees by Buyer as of the Closing Date shall become eligible for participation, without regard to any pre-existing conditions, in a group health plan (as defined for purposes of Section 4980B of the Code) established and maintained by Buyer for the general benefit of its employees and their dependents, so that Seller shall not be required to provide continued health coverage under Part 6 of Title 1 of ERISA or Section 4980B of the Code to any employee of Seller, or any qualified beneficiary (as defined for purposes of Section 4980B of the Code) with respect to any employee of Seller, who becomes covered under such plan. Buyer is not assuming any obligation of Seller to provide health insurance continuation coverage to employees of Seller that are not hired by Buyer.

                  7.4. ASSURANCES. If at any time either of the parties hereto shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to carry out the provisions hereof and the transactions contemplated herein, the appropriate parties hereto shall execute and deliver, or cause to be executed and delivered, any and all proper deeds, assignments and assurances, and do or cause to be done all things necessary or proper to carry out fully the provisions hereof. Seller agrees to promptly forward all correspondence, inquiries and other communications relating to the Business to Buyer.

                  7.5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto contained herein or in the Disclosure Schedule or Schedule of Contracts or in any certificate or document delivered in connection herewith shall survive until the date that is 270 days after the fourth anniversary of the Closing Date.

                  7.6. SELLER'S CREDITORS. Seller will pay in its ordinary course of business to its creditors when due all amounts owing to them, to the extent such amounts are included in Excluded Liabilities. Buyer will pay in its ordinary course of business the Payables. Seller acknowledges and hereby agrees that any concession or discount granted by a Payable creditor shall belong solely to Buyer.

                  7.7. WAIVER OF COMPLIANCE WITH BULK SALES LAW. Buyer hereby waives compliance by Seller with the provisions of any applicable bulk sales law. Seller hereby agrees to indemnify and hold Buyer harmless from any loss, cost or liability incurred by Buyer as a result of such noncompliance, consistent with the provisions of Section 6.2 hereof.

                  7.9. CONDUCT OF BUSINESS AFTER CLOSING. During the Earnout Period, Buyer shall use commercially reasonable efforts to maximize sales of Eligible Product and will prioritize and promote sales of Eligible Product through its St. Lawrence Division above all other products and services. During the Earnout Period, Buyer shall actively and diligently pursue new customers for Eligible Product and maintain good business relationships with traditional customers of Seller, as listed on Schedule 1.5.3.1, of Eligible Product.

                  7.10. CONDEMNATION. Buyer acknowledges that it has been advised by Seller that a significant likelihood exists that the Facility will be taken by power of eminent domain. If all or any portion of the Facility is taken by power of eminent domain or conveyed in lieu thereof (a "Condemnation"), Buyer, seller and the Company agree, that, except as otherwise provided in the immediately succeeding sentence, Seller shall be entitled to all damages, awards, proceeds, and other sums of every kind and nature paid or payable or obtainable in connection with any such Condemnation, including but not limited to damages payable because or with respect to the leasehold interest of Buyer as Tenant under the Facility Lease (as referred to in Section 8.6), loss of fixtures (movable and/or in place), or business interruption, and all such damages, awards, proceeds and other sums shall be the sole property of Seller. Notwithstanding the foregoing, in the event the Facility is taken or Buyer is displaced from or is forced to vacate the Facility in connection with a Condemnation, Buyer, as Tenant, under the Lease, shall be entitled only to those proceeds available to Buyer, as Tenant, under the FEDERAL UNIFORM RELOCATION ASSISTANCE ACT (collectively the "Relocation Proceeds"). Any other amounts received by Buyer as a result of a Condemnation shall be deemed to be an additional part of the Cash Component of the Purchase Price, and the Purchase Price shall be increased by such amount, and shall be paid over to Seller within five (5) days after receipt by Buyer. In the event that Relocation Proceeds available to Buyer are received by seller or the Landlord, Seller or the Landlord shall remit such proceeds to the Buyer within five (5) days after receipt.

                           7.10.1. In the event that the amount of the
Relocation Proceeds are less than $500,000, upon Buyer's receipt of the full amount of the Relocation Proceeds, Seller shall have the option to require Buyer to use such Relocation Proceeds received by Buyer to pre-pay

Buyer's obligations under Section 1.5.2.3 or Buyer's obligations under Section 1.5.3, at the sole discretion of Seller. Seller's exercise of this option shall be exercised by providing written notice to the President of Buyer. If Seller, in its discretion, chooses the option to have Buyer pre-pay Buyer's obligations under Section 1.5.2.3 (i) Seller may exercise, in sequential order, its options described in Section 1.5.2.3 (notwithstanding each respective option's commencement date) but only to the extent as to the number of Shares that the amount of the Relocation Proceeds are sufficient to satisfy Buyer's obligations with respect to the price per Share; and (ii) the Relocation Proceeds shall be paid on the conditions and in the manner specified in Section 1.5.2.3. If Buyer is required to pre-pay Buyer obligations under Section 1.5.3, the Relocation Proceeds shall be used to the extent necessary to pre-pay any remaining Minimum Annual Contingent Earnout. This Section 7.10.1 shall not apply if (a) a Condemnation occurs before the first anniversary of the Closing Date, (b) if Buyer has less than 365 days notice to vacate the Business Premises as the result of a Condemnation, or (c) the amount of the Relocation Proceeds equals or exceeds $50,000.

                           7.10.2. Each party shall, no later than three days
after receipt thereof, deliver copies or a reasonably detailed summary of all formal and informal communications or notices between that party, any Affiliate of that party or the owner of the Facility, and any government agency, official or employee concerning a potential or probably Condemnation.

                  7.11. REPRESENTATION ON THE BOARD OF DIRECTORS OF BUYER. Buyer shall appoint Seller's designee as a non voting consultant to the Board of Directors of Buyer to serve until the fourth anniversary of the Closing. Seller understands that such individual shall not be a "director" of Buyer as such term is defined by Ohio law and will not be entitled to the rights of a director under Ohio law nor will such individual be entitled to receive any stock options under any stock option or other plan of the Company. Such individual will receive notice of and have the right to attend every regular and special meeting of the Board of Directors of Buyer occurring before the fourth anniversary of the Closing Date. Such individual will be paid a fee of $500 for attendance at each meeting and will be reimbursed for all reasonable travel expenses to attend the meeting which expenses shall not exceed $150.

                  7.12. SURVIVAL. The provisions of this Section 7 will survive the Closing.

                  7.13. SHARING OF DATA. Seller shall have the right for a period of four years following the Closing Date (or for such longer period as may be necessary in connection with any audit of Seller's tax returns by the Internal Revenue Service or any state taxing authority) to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Business prior to the Closing Date and for complying with its obligations under this Agreement and applicable securities, tax, environmental, employment or other laws and regulations. Buyer shall have the right for a period of four years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the Business transferred to Buyer hereunder or is otherwise needed by Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

                  7.14. COPIES OF COMMUNICATIONS. Seller shall provide Buyer with copies of all written communications or summaries of all verbal communications with customers relating to the Business received from customers or potential customers relating to the Business within three days of receipt by Seller.

                  7.15. WARRANTY CLAIMS PROCEDURES. Seller shall provide Buyer a copy of any written notification received from a customer relating to warranty coverage or that claims a defect in material or workmanship with respect to any presses manufactured by Seller as soon as practicable but in any event no later than three business days after its receipt by Seller and Seller may, within such three day period complete the warranty repair itself provided Seller does so in a business-like and expeditious manner giving due regard to the requests of the customer. Within three business days of receiving sufficient information to estimate the cost of a warranty repair, Buyer shall notify Seller in writing of the estimated cost of a warranty repair involving a press manufactured by Seller. If the repair or defect is not of a serious and immediate nature, Seller shall have the option to complete the warranty repair itself, at its own expense, upon written notice to Buyer no later than three days after receipt by Seller of the written estimate. In the event Seller elects to complete the warranty repair, it shall commence the repair no later than three days after receipt by Seller of the written estimate and it shall proceed to complete the repair in a business-like and expeditious manner giving due regard to the requests of the customer. If Seller does not notify Buyer in writing of its intention to complete the warranty repair or commence the repair within three days after receipt by Seller of the written estimate, Buyer may elect to complete the warranty repair. Seller shall reimburse Buyer for the estimated cost of such repair within seven days of receipt of an invoice from Buyer detailing the costs of such repair. Buyer's reimbursement shall not exceed the cost of an estimate without Seller's consent which shall not be unreasonably withheld. Buyer shall not undertake any warranty repair work without complying with the notice and estimate procedures set forth in this Section.

         SECTION 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to satisfaction, on or before the Closing Date, of each of the following conditions:

                  8.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true on and as of the Closing Date with the same effect as if they were made on and as of the Closing Date, except as affected by transactions contemplated hereby and except that any such representation and warranty made as of a specified date other than the date of this Agreement shall have been true on and as of such date.

                  8.2. PERFORMANCE OF AGREEMENTS. Seller shall have performed all obligations and agreements and complied with all covenants contained in this Agreement or in any document delivered in connection herewith which are to be performed and complied with by it on or before the Closing Date.

                  8.3. LITIGATION. No litigation shall be pending or overtly threatened by any Person not a party hereto or an affiliate of such Person (a) seeking an injunction against the transactions contemplated by this Agreement or
(b) which might adversely affect the operation of the Business by Buyer. No injunction against the transactions contemplated by this Agreement shall exist.

                  8.4. MATERIAL ADVERSE CHANGE. Neither the Business nor the Acquired Assets shall have suffered any material adverse change in, or any events which, individually or in the aggregate, have had or may have a material adverse effect on, its financial condition, results of operations, prospects, properties, or business.

                  8.5. LICENSES. Buyer shall have obtained the necessary licenses, use permits and governmental authorizations to conduct the Business at the Facility.

                  8.6. LEASE OF FACILITY. Buyer shall have entered into an agreement with the Trust in substantially the form attached hereto as Schedule
8.6 (the "Facility Lease") providing
for the lease by Buyer of the Facility at separate rates for warehouse/manufacturing and office space.

                  8.7. GOVERNMENTAL APPROVALS. All governmental filings and approvals necessary for the transfer of the Acquired Assets and the performance of the Facility Lease shall have been made or obtained.

                  8.8. APPROVAL OF TRANSACTION BY BENEFICIARIES. All of the beneficiaries of the Trust shall have authorized, and ratified the authority of the Trust, as a shareholder of the Seller, to authorize, the transactions contemplated by this Agreement in a writing in the form of Exhibit 8.8 which such writings shall be delivered to Buyer at the Closing.

                  8.9. AGREEMENTS WITH COLQUIST AND PUGH. Gary Colquist and Mark Pugh have entered into employment agreements with Buyer in form and substance acceptable to Buyer.

                  8.10. SUBORDINATION AGREEMENT. Seller shall have executed that certain form of Subordination Agreement required by Star Bank, N.A. in connection with the financing obtained for this transactions by Buyer.

                  8.11. INTER-COMPANY DEBT. Seller shall have forgiven the debt of St. Lawrence, Inc. reflected in Seller's Financial Statements.

         SECTION 9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

                  9.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true on the Closing Date with the same effect as if they were made on the Closing Date, except as affected by transactions contemplated hereby and except that any such representation and warranty made as of a specified date other than the date of this Agreement shall have been true on and as of such date.

                  9.2. PERFORMANCE OF AGREEMENTS. Buyer shall have performed all obligations and agreements and complied with all covenants contained in this Agreement or in any document delivered in connection herewith to be performed and complied with by the respective party on or before the Closing Date.

                  9.3. LITIGATION. No litigation shall be pending or overtly threatened by any Person not a party hereto or an affiliate of such Person (a) seeking an injunction against the transactions contemplated by this Agreement, or (b) which might adversely affect the operation of the Business by Buyer. No injunction against the transactions contemplated by this Agreement shall exist.

                  9.4. APPROVAL OF BUYER'S BOARD OF DIRECTORS. The Board of Directors of the Buyer shall have approved and authorized the transactions contemplated by this Agreement.

         SECTION 10. DEFINITIONS.

                  10.1. SPECIFIC TERMS. Certain words and terms as used in this Agreement shall have the meanings given to them by the definitions and descriptions in this Section, and such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms defined below.

         "Acquired Assets" has the definition set forth in Section 1.1.

         "Affiliate" of any party means any legal entity directly or indirectly controlling, controlled by or under direct or indirect common control of or with such party. For the purposes of this definition, "control" when used with respect to any specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings relative to the foregoing.

         "Assumed Contracts" has the definition set forth in Section 1.1.7.

         "Assumed Liabilities" has the definition set forth in Section 1.3.

         "Business" has the definition set forth in the Preamble.

         "Business Premises" means the parcel of real estate upon which the Facility is located.

         "Closing" means the closing of the transactions contemplated hereby to occur on the Closing Date.

         "Closing Date" means the date of Closing determined pursuant to Section 2.

         "Contractual Obligation" means, for any Person, any agreement, instrument or guaranty, whether written or oral, to which such Person is a party or by which such Person or any of its assets or properties are bound.

         "Disclosure Schedule" means the schedule of information concerning Seller or the Business as called for by this Agreement attached hereto and made a part hereof.

         "Earnout Period" means the first, second, third and fourth year periods following Closing.

         "Environmental Law" means any applicable law, ordinance, rule, prohibition or regulation relating respectively to air, water, or noise pollution, or the production, storage, labeling or disposition of wastes or hazardous or toxic substances, or the environmental conditions on, beneath, or emanating from the Facility or the Business Premises.

         "Equipment" has the definition set forth in Section 1.1.2.

         "Excluded Liabilities" has the definition set forth in Section 1.4.

         "Facility" means the real property and improvements thereon located at 12500 South Wayne Road, Romulus, Michigan 48174 and further described in the Facility Lease.

         "Financial Statements" means the financial statements, footnotes, accountants' reports and schedules of Seller for the fiscal years ending on December 31 in each of 1993 through 1996, inclusive, and for the three month period ended March 31, 1997.

         "Hazardous Material" means any "Hazardous Wastes," "Hazardous Substances," "Hazardous Materials," "Pollutants, Toxic Substances," "Solid Wastes" or "Contaminants" (as such terms are defined in any applicable Environmental Law).

         "Lien" means any mortgage, deed of trust, lien, charge, security interest or encumbrance of any kind upon, or pledge of, any property or asset, whether now owned or hereafter acquired, and includes the acquisition of, or agreement to acquire, any property or asset subject to any conditional sale agreement or other title retention agreement.

         "Market Maker" means any brokerage firm listed as a market maker in the most recent Annual Report of the Buyer or in the absence of such listing any registered broker/dealer which in fact makes a market in the Shares.

         "Obsolete Inventory" means any stock or component inventory at the Facility that was purchased more than two years prior to the Closing Date.

         "Payables" has the definition set forth in Section 1.3.3.

         "Permits" has the definition set forth in Section 1.1.5.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government.

         "Personal Property" has the definition set forth in Section 1.1.3.

         "Prepaids" has the definition set forth in Section 1.1.9.

         "Purchase Price" has the definition set forth in Section 1.5.

         "Registration Expenses" means (i) all registration and prospectus filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) reasonable fees and disbursements of counsel for the Buyer and customary fees and expenses for independent certified public or chartered accountants retained by the Buyer, (v) the reasonable fees and expenses of any special experts retained by the Buyer in connection with such registration, (vi) fees and expenses in connection with any review of underwriting arrangements by the NASD including fees and expenses of any "qualified independent underwriter," (vii) fees and expenses of listing the Shares on an exchange or other trading system, and (viii) fees and disbursements of underwriters customarily paid by issuers or sellers of securities.

         "Requirement of Law" means, for any Person, any law, rule, judgment, regulation, order, writ, injunction or decree of any court or government and any decision or ruling of any arbitrator to which such Person is a party or by which such Person or any of its assets or property is bound or affected or from which such Person derives benefits, and if such Person is a corporation, its charter documents and code of regulations or bylaws; and means, for the Facility, any building code, zoning, health code or similar regulation or requirement imposed by any government or any other authorized entity.

         "Retained Assets" has the definition set forth in Section 1.2.

         "SEC" means the Securities and Exchange Commission.

         "Schedule of Contracts" means Schedule 1.1.7.

         "Shares" means the shares of common stock, without par value, of Buyer.

         "Stock" means the 100,000 Shares delivered by Buyer to the Escrow Agent under Section 1.5.2.

         "Trust" means the Raymond G. Rosbury Trust under Agreement dated November 14, 1988 as amended and restated.

         "Work in Progress" has the definition set forth in Section 1.2.5.

                  10.2. ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement will be construed in accordance with generally accepted accounting principles.

         SECTION 11. MISCELLANEOUS.

                  11.1. WAIVER. No purported waiver by either party of any default by the other party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.

                  11.2. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of either party to this Agreement (or any officer, director, employee or agent thereto to induce the other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties expressly set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding upon either party unless in writing and signed by the party to be charged.

                  11.3. JOINT PREPARATION. This Agreement is to be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against either party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

                  11.4. NO PARTNERSHIP. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third Person to create the relationship of principal and agent or of partnership or of joint venture.

                  11.5. SUCCESSORS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided in this Agreement, their respective successors and assigns; provided, however, that, unless otherwise provided, neither this Agreement, nor any rights herein granted may be assigned, transferred or encumbered by either party.

                  11.6. NOTICES. Any consent, waiver, notice, demand, request or other instrument required or permitted to be given under this Agreement shall be in writing and be deemed to have been properly given when delivered in person, four business days after sent by certified or registered United States mail, return receipt requested, postage prepaid or one business day after sent by (a) national prepaid overnight delivery service, or (b) telecopy or other facsimile transmission (followed with hard copy sent by national prepaid overnight delivery service), addressed:

                           If to Seller:

                           St. Lawrence, Inc.
                           Attention:  Linda S. Rosbury
                           12500 South Wayne Road
                           Romulus, Michigan  48174
                           Facsimile:  (313) 941-4085
                           with a copy to:

                           John J. Hern, Jr., Esq.
                           Clark Hill P.L.C.
                           500 Woodward Avenue, Suite 3500
                           Detroit, Michigan 45226-3435
                           Facsimile: (313) 962-4348

                           and if to Buyer:

                           PH Group Inc.
                           2365 Scioto Harper Drive
                           Columbus, Ohio 43204
                           Attn: Charles T. Sherman
                           Facsimile:(614) 279-8774

                           with a copy to:

                           Arter & Hadden
                           10 West Broad Street
                           Suite 2100
                           Columbus, Ohio 43215-3422
                           Attn: D. David Carroll, Esq.
                           Facsimile:(614) 221-0479

Notice of change of address will be effective only upon receipt.

                  11.7. CAPTIONS. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

                  11.8. PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any Person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to Persons or circumstances, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                  11.9. REPRESENTATIONS TO THE KNOWLEDGE OF A PARTY. Whenever a representation or warranty is made herein as being "to the knowledge of" Seller, it is understood that the officers and/or directors of Seller have made or caused to be made (and the results thereof reported to them) an inquiry of its officers, directors, its relevant employees, which in all cases shall include Gary Colquist and Mark Pugh, and the Trustees which is appropriate to determine the accuracy of such representation or warranty.

                  11.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing one or more counterparts.

                  11.11. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any Person, other than the parties hereto and their successors or assigns, any rights, remedies or obligations under or by reason of this Agreement.

                  11.12. EXPENSES. Each party hereto shall pay its own expenses, including attorneys and accounting fees, incurred in connection with the transaction described herein. In the event of any litigation with respect to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

                  11.13. GOVERNING LAW: ARBITRATION. This Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Michigan applicable to agreements to be performed in the State of Michigan. All disputes arising out of this Agreement shall be resolved through binding arbitration under the commercial arbitration rules of the American Arbitration Association to be held at Toledo, Ohio (except for condemnation proceedings which shall be held where the condemning authority brings the action). The decision of the arbitrators shall be in writing and contain the findings of fact and conclusions of law. The arbitrators shall have no power to amend or modify this Agreement or issue any award which by its terms amends or modifies this Agreement.

                  11.14. COOPERATION OF EMPLOYEES. Upon the written request of Seller and at Seller's sole expense (employee's salary or wages per hour for each hour during Buyer's business hours that such employee is assisting Seller hereunder), Buyer shall require that Buyer's employees reasonably aid in the prosecution or defense of lawsuits involving the conduct of the Business by Seller about which any such employee has knowledge.

                  11.15. TIME IS OF THE ESSENCE. The parties agree that with respect to the performance of all obligations under this Agreement, time will be of the essence.


The parties have caused this Agreement to be executed as of the date first above written.

                                    ST. LAWRENCE PRESS COMPANY, INC.


                                    By: /s/ Linda S. Rosbury Friedley
                                       ------------------------------------
                                    Name: Linda S. Rosbury Friedley
                                    Its: President

                                    PH GROUP INC.


                                    By: /s/ Charles T. Sherman
                                       ------------------------------------
                                    Name: Charles T. Sherman
                                    Its: President

THE RAYMOND G. ROSBURY TRUST
(solely with respect to Sections 2.4 and 5)



By: /s/ Patrick J. Keating
   ------------------------------------
    Patrick J. Keating, Trustee



By: /s/ Stephen O. Stieler
   ------------------------------------
    Stephen O. Stieler, Trustee

                               DISCLOSURE SCHEDULE

1.1.1.   Inventory

1.1.2.   Equipment

1.1.3.   Personal Property

1.1.4.   Intellectual Property

1.1.5.   Permits

1.1.7.   Schedule of Contracts

1.1.9.   Prepaids by Seller

1.1.11.  Outstanding Quotes

1.2.1.   Retained Assets

1.2.5.   Work in Progress and Buyer's Reimbursement to Complete

1.3.2.   Vacation and Personal Day Benefits (to specify the amount assumed)

1.3.3.   Payables

1.4.16.  Excluded Liabilities

1.5.3.1. Seller's Customers and Seller's Presses

3.8.3.   Inventory, Materials and Services Necessary to Complete WIP

7.9.     Promotional Costs

                                    EXHIBITS

Exhibit 1.5.       Value of Acquired Assets

Exhibit 1.5.1.     Calculation of Cash Component of Purchase Price (Closing
                   Statement)

Exhibit 1.5.2.     Escrow Agreement

Exhibit 1.5.2.4.   Piggy Back Registration Rights

Exhibit 1.5.3.3.   Shipment Schedule

Exhibit 2.1.5.     Bill of Sale

Exhibit 2.4.1.     Form of Consulting Agreement

Exhibit 2.4.2.     Form of Non-Competition Agreement

Exhibit 2.4.2.     Assignment and Assumption Agreement

Exhibit 8.6.       Facility Lease

Exhibit 8.8.       Approval of Beneficiaries

                                   EXHIBIT 1.5

            VALUE OF ACQUIRED ASSETS AND ALLOCATION OF PURCHASE PRICE



(i) Inventory, as determined by physical count conducted by Buyer and Seller, will be purchased at a value to be negotiated as of the Closing Date as specified on Exhibit 1.5.1;

(ii) Equipment and Personal Property will be purchased at fair market value as indicated by a recognized appraisal firm obtained by Buyer and Seller unless otherwise agreed to as specified in Schedule 1.1.2;

(iii)    Prepaids will be purchased at face value; and

(iv)     Payables will be assumed at face value.

                                  EXHIBIT 1.5.1


                 CALCULATION OF CASH COMPONENT OF PURCHASE PRICE


The Cash Component of the Purchase Price shall equal the sum of:

    Paid at Closing                                                 $250,000.00
    Value of Inventory                                              $ 77,000.00

    Value of Equipment                                              $237,635.00
    Value of Personal Property                                      $      0.00
    Prepaids                                                        $  5,770.00
    Prorations                                                      $  3,107.00
    Value of Assumed Orders (Schedule 1.1.7)                        $ 23,500.00
                                                                    -----------
                                                                    $597,012.00

minus

    Value of Payables                                               $252,235.00
    Value of Deposits on Assumed Orders (Schedule 1.1.7)            $443,949.00

    TOTAL CASH COMPONENT                                             (99,172.00)